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EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  KID ROM, INC.

         The undersigned, a natural person, for the purpose of organizing a corporation (hereinafter called the "corporation") for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the General Corporation Law of the State of Delaware, hereby certifies that:

         ARTICLE FIRST: The name of the Corporation is:

                                  KID ROM, INC.

         ARTICLE SECOND: The address of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent; and the name of the registered agent in charge thereof is The Prentice-Hall Corporation System, Inc.

         ARTICLE THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote my lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         ARTICLE FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 10,000,000, all of which shall have a $.0001 par value per share. All such share are of one class and are shares of Common Stock.

         ARTICLE FIFTH: The name and mailing address of the incorporator is as follows:

                           George E. Baviello
                           520 Madison Avenue
                           New York, New York 10022-4235

         ARTICLE SIXTH: The corporation is to have perpetual existence.

         ARTICLE SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.






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         ARTICLE EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 13th day of September, 1994.

                                            /s/ George Baviello
                                            George E. Baviello - Incorporator






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                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                                OF KID ROM, INC.


It is hereby certified that:

1. The name of the corporation (the "Corporation") is Kid Rom, Inc.

2. The certificate of incorporation of the Corporation is hereby amended by striking out Articles First and Fourth thereof and by substituting in lieu of said Articles the following new Articles:

           ARTICLE FIRST: "The name of the corporation is Millennium Direct, Inc. (the "Corporation")."

           ARTICLE FOURTH: "The total number of shares of Common Stock which the corporation shall have authority to issue is twenty five million (25,000,000) at a par value of $.0001 per share.

           The total number of shares of Preferred Stock which the corporation shall have authority to issue is ten million (10,000,000), par value $.0001 per share and having the rights, preferences and privileges as the Board of Directors shall determine from time to time.

3. The amendments of the certificate of incorporation herein certified have been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 18th day of November 1999.

                                               By: /s/ George Balis
                                                  -----------------------------
                                               Name: George S. Balis
                                               Title:  Chief Executive Officer









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                                   CERTIFICATE

                       FOR RENEWAL AND REVIVAL OF CHARTER

                                       OF

                                  KID ROM, INC.


     KID ROM, INC., a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the thirteenth day of September A.D. 1994, the charter of which was voided for nonpayment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1. The name of this corporation is:

                                  KID ROM, INC.

     2. Its registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, THE PRENTICE-HALL CORPORATION SYSTEMS, INC.

     3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the twenty-eighth day of February, A.D., 1998, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     4. This corporation was duly organized and carried on the business authorized by its charter until the first day of March, A.D., 1998, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, KID ROM, INC. has caused this certificate to be signed by Chairman, this 18th day of November A.D. 1999.

                                             /s/ George S. Balis
                                             Authorized Officer






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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  KID ROM, INC.

     Kid Rom, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     FIRST: That Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          ARTICLE FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 10,000,000, all of which shall have a $.0001 par value per share. All such shares are of one class and are shares of Common Stock at the effective time of this amendment to the Certificate of Incorporation, each 1,000 shares of outstanding Common Stock shall be automatically combined into one (1) share of Common Stock. No fractional shares of Common Stock shall be issued upon such combination effected by this amendment, but in lieu thereof, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the average trading price of a share of common stock for the thirty (30) days preceding the effective date of this amendment.

     SECOND: That said amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Kid Rom, Inc. has caused this Certificate of Amendment to be signed by George S. Balis, its President, this 25th day of November 1996.


                                        By:      /s/ George Balis

                                        Name:    George S. Balis

                                        Title:   President






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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  KID ROM, INC.


     Kid Rom, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     FIRST: That Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          ARTICLE FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 10,000,000, all of which shall have a $.0001 par value per share. All such shares are of one class and are shares of Common Stock. At the effective time of this amendment to the Certificate of Incorporation, each 20 shares of outstanding Common Stock shall be automatically combined into one (1) share of Common Stock. No fractional shares of Common Stock shall be issued upon such combination effected by this amendment, but in lieu thereof, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the average trading price of a share of common stock for the thirty (30) days preceding the effective date of this amendment.

     SECOND: That said amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the Delaware General Corporation Law.



     IN WITNESS WHEREOF, Kid Rom, Inc. has caused this Certificate of Amendment to be signed by George S. Balis, its President, this 20th day of November 1998.



                                           By:      /s/ George Balis

                                           Name:    George S. Balis

                                           Title:   President






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                    CERTIFICATE FOR RESTORATION, RENEWAL AND
                     REVIVAL OF CERTIFICATE OF INCORPORATION
                                OF KID ROM, INC.

                             Pursuant to Section 312
                         of the General Corporation Law
                            of the State of Delaware


     Kid Rom, Inc., a Delaware corporation (the "Corporation"), the certificate of incorporation of which was filed in the office of the Secretary of State on the 13th day of September, 1994, recorded in the office of the Recorder of Deeds for New Castle County, and thereafter voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its certificate of incorporation, and hereby certifies as follows:

     1.   The name of the Corporation is Kid Rom, Inc.

     2. The registered office of the Corporation in the State of Delaware is located in New Castle County at 1013 Centre Road, Wilmington, Delaware 19805. The name and address of the registered agent of the Corporation is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805.

     3. The Renewal and revival of the certificate of incorporation of the Corporation is to be perpetual.

     4. The Corporation was duly organized and carried on the business authorized by its certificate of incorporation until the 1st day of March A. D. 1996, at which time its certificate of incorporation became inoperative and void for non-payment of taxes. This certificate for renewal and revival is filed by authority of the duly elected directors of the Corporation in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, Kid Rom, Inc., has caused this Certificate for Restoration, Renewal and Revival of the Certificate of Incorporation to be executed by George Balis, its authorized officer, this 24th day of October, 1996.


                                             Kid Rom, Inc.

                                             /s/ George Balis
                                             ----------------------------------
                                             Title:  President

                                             Name: George S. Balis